UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/07/2008

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Annual Cash Incentive Awards. At its meeting on March 7, 2008, the Compensation Committee of the Board of Directors of SGS International, Inc. (the "Registrant") approved annual cash incentive awards for 2007 under the Registrant's Management Incentive Bonus Plan payable to the executive officers to be named in Item 11 (Executive Compensation) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2007 and Benjamin F. Harmon, IV, an executive officer named in Item 11 (Executive Compensation) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2006 (the "Named Executive Officers"), as follows:

Name and Principal Position                                          Award

Henry R. Baughman
President and Chief Executive Officer                       $167,318
James M. Dahmus
Senior Vice President, Chief Financial Officer            115,052
Luca C. Naccarato
Executive Vice President                                                143,814
Michael L. Shannon
Senior Vice President                                                        67,095
Marriott W. Winchester, Jr.
Senior Vice President of Sales and Marketing              67,275
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary            47,408

The amount of the awards is subject to completion of the audit of the Registrant's financial statements for the year ended December 31, 2007 and will be confirmed in the Registrant's 2007 10-K for the executive officers to be named in Item 11 (Executive Compensation) of the 2007 10-K.

Base Salaries. In addition, the Compensation Committee approved increases to the annual base salaries of the Named Executive Officers, after a review of their performance, effective as of January 1, 2008 for Mr. Winchester and as of April 1, 2008 for the other Named Executive Officers:

Name                                      Base Salary

Henry R. Baughman                  $360,000
James M. Dahmus                       275,000
Luca C. Naccarato                       303,188
Michael L. Shannon                    234,052
Marriott W. Winchester, Jr.        241,877
Benjamin F. Harmon, IV               192,938

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: March 12, 2008	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary